UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SNAP INTERACTIVE, INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

122 East 42nd Street
New York, New York 10168
(212) 594-5050

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Snap Interactive, Inc. to be held on May 25, 2017 at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 at 9:00 a.m., Eastern Time.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2016 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Director

SNAP INTERACTIVE, INC.
122 East 42nd Street
New York, New York 10168
(212) 594-5050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2017

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Snap Interactive, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 25, 2017 at 9:00 a.m., Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 for the following purposes:

(1)      to elect seven directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)      to ratify the First Amendment to Snap Interactive, Inc. 2016 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder to a total of 1,300,000 shares and to reapprove the performance goals under the Snap Interactive, Inc. 2016 Long-Term Incentive Plan;

(3)      to adopt an amendment to our Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance to 25,000,000 shares;

(4)      to ratify the appointment of Marcum LLP as our independent registered public accounting firm; and

(5)      to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, our Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. Our Board of Directors recommends that at the Annual Meeting you vote “FOR” proposals 1, 2, 3 and 4.

The Board of Directors has fixed 5:00 p.m., Eastern Time, on April 10, 2017 as the record date (the “Record Date”). Only holders of shares of common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for the ten calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017:

Our Proxy Statement and 2016 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors

/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Director

New York, New York
April 25, 2017

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	2

PROPOSAL 1: ELECTION OF DIRECTORS	7
Executive Officers, Directors and Director Nominees	7
Meetings of the Board of Directors and Committees	11
Report of the Audit Committee	13
Involvement in Certain Legal Proceedings	13
Board Leadership Structure and Role in Risk Oversight	13
Director Independence	14
Certain Relationships and Related Party Transactions	14
Code of Ethics	15
Communications with the Board of Directors	15

DIRECTOR COMPENSATION	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

EXECUTIVE COMPENSATION	21
Executive Compensation	21
Summary Compensation Table	25
Narrative Disclosure Regarding Summary Compensation Table	26
Outstanding Equity Awards at Fiscal Year End Table	27
Equity Compensation Plan Information	28

PROPOSAL 2: THE APPROVAL OF THE FIRST AMENDMENT TO SNAP INTERACTIVE, INC. 2016 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND THE REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE PLAN	29
Summary of the 2016 Plan Amendment	29
Description of the 2016 Plan	29
Federal Income Tax Consequences	34
New Plan Benefits	36
Vote Required	37

PROPOSAL 3: THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE	38
Reasons for the Amendment	38
Anti-Takeover Effects of the Proposed Amendment	38
Vote Required	38

PROPOSAL 4: THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
Change of Independent Registered Public Accounting Firm	39
Vote Required	39

i

PRINCIPAL ACCOUNTANT FEES AND SERVICES	40
Fees Paid to Independent Registered Public Accounting Firm	40
Approval of Independent Registered Public Accounting Firm Services and Fees	40

OTHER BUSINESS	41
INCORPORATION BY REFERENCE	41

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	41

APPENDIX A — FIRST AMENDMENT TO SNAP INTERACTIVE, INC. 2016 LONG-TERM INCENTIVE PLAN	A-1
APPENDIX B — FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION	B-1

ii

122 East 42nd Street
New York, New York 10168
(212) 594-5050

__________________________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2017

__________________________________

On October 7, 2016, Snap Interactive, Inc. (“Snap”) completed a merger with A.V.M. Software, Inc. (d/b/a Paltalk) (“AVM”), pursuant to which SAVM Acquisition Corporation, Snap’s wholly owned subsidiary, merged with and into AVM, with AVM surviving as a wholly owned subsidiary of Snap (the “Merger”). As a result of the Merger, the former shareholders of AVM received shares of Snap’s common stock and replacement options representing approximately 77.9% of the outstanding shares of common stock of the post-Merger combined company, and Snap’s former shareholders retained approximately 22.1% of the outstanding shares of common stock of the post-Merger combined company, in each case including unvested shares of restricted stock in the total number of shares of common stock outstanding. Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” the “Company” or “Snap” refer to Snap Interactive, Inc. and its subsidiaries on a consolidated post-Merger basis.

On January 5, 2017, we effected a 1-for-35 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding stock options, was automatically proportionally adjusted based on the 1-for-35 Reverse Stock Split ratio. Except as otherwise provided herein, all share and per-share amounts of our common stock and stock options have been adjusted to give effect to the Reverse Stock Split for all periods presented. The Reverse Stock Split did not alter the par value of our common stock, which remains at $0.001 per share, modify any voting rights or other terms of our common stock, or impact the amount of preferred stock we are authorized to issue.

The accompanying proxy is solicited by the Board of Directors on behalf of Snap, a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 25, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 25, 2017 and are expected to be first sent or given to stockholders on or about April 28, 2017.

The executive offices of the Company are located at, and the mailing address of the Company is, 122 East 42nd Street, New York, New York 10168.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017:

Our Proxy Statement and 2016 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)      to elect seven directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)      to ratify the First Amendment to Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan Amendment”) to increase the number of shares of common stock authorized for issuance thereunder to a total of 1,300,000 shares and to reapprove the performance goals under the Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”);

(3)      to adopt an amendment to our Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance to 25,000,000 shares (the “Charter Amendment”);

(4)      to ratify the appointment of Marcum LLP as our independent registered public accounting firm; and

(5)      to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Also, management will be available to respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, SEC rules allow us to send only one Proxy Statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at, Snap Interactive, Inc., 122 East 42nd Street, New York, New York 10168, Attn: Investor Relations or by calling (212) 594-5050 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.” See “What is the difference between a stockholder of record and a “street name” holder?” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

What is the record date and what does it mean?

The record date determines the stockholders that are entitled to notice of, and to vote at, the Annual Meeting. The record date for the Annual Meeting is 5:00 p.m., Eastern Time, on April 10, 2017 (the “Record Date”). The Record Date was established by the Board of Directors as required by Delaware law. As of the Record Date, 6,451,151 shares of our common stock were issued and outstanding, including 264,286 shares of unvested restricted stock.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock at 5:00 p.m., Eastern Time, on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither the Company’s Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, as amended (the “By-Laws”), allow for cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders present in person or by proxy and entitled to vote at the Annual Meeting may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Corporate Stock Transfer, Inc., the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the election of directors to our Board of Directors (Proposal 1), the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals (Proposal 2) or the Charter Amendment (Proposal 3). Your broker does have discretionary authority to vote your stock for the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm (Proposal 4).

How do I vote my stock?

If you are a record holder, you may vote your common stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Alexander Harrington, Judy Krandel, Jason Katz and Wilmary Soto-Guignet to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the entire proxy card except for one or more of the voting instructions, then the designated proxies will vote your stock as follows for each proposal for which you provide no voting instructions: “FOR” the election of the Director Nominees (as defined herein), “FOR” the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals, “FOR” the Charter Amendment and “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your stock in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held stock in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Corporate Stock Transfer, Inc., the inspector of election appointed for the Annual Meeting, or its substitute. Votes for each proposal will be tabulated separately.

Can I vote my stock in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the meeting by completing a ballot at the Annual Meeting.

If you hold your stock in “street name,” you may vote your stock in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for the Director Nominees or you may withhold your vote as to the Director Nominees. With respect to the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals, the Charter Amendment and the ratification of the appointment of Marcum LLP as our independent registered public accounting firm, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my stock?

The Board of Directors recommends that you vote your stock as follows:

Proposal 1 — “FOR” the election of the Director Nominees.

Proposal 2 — “FOR” the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals.

Proposal 3 — “FOR” the Charter Amendment.

Proposal 4 — “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

What if I do not specify how I want my stock voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on the proposals, the proxies will vote your stock for each proposal as to which you provide no voting instructions in the following manner:

Proposal 1 — “FOR” the election of the Director Nominees.

Proposal 2 — “FOR” the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals.

Proposal 3 — “FOR” the Charter Amendment.

Proposal 4 — “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote that stock, except with respect to the ratification of the appointment of Marcum LLP as our independent registered public accounting firm. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•         attending the Annual Meeting and voting your stock by ballot in person at the Annual Meeting;

•         completing and submitting a new valid proxy bearing a later date; or

•         giving written notice of revocation to the Company addressed to the Company’s Corporate Secretary at the Company’s address above, which notice must be received before noon, Eastern Time, on May 24, 2017.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominees that receive the most votes from the holders of the shares of our common stock for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the election of the Director Nominees) (Proposal 1).

The approval of the 2016 Plan Amendment and the 2016 Plan’s performance goals (Proposal 2), the approval of the Charter Amendment (Proposal 3) and the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal 4) require the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposals at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon any of the proposals to be voted upon at the Annual Meeting.

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. If you hold your stock in “street name” and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), the approval of the 2016 Plan Amendment and the 2016 Plan’s performance goals (Proposal 2) or the approval of the Charter Amendment (Proposal 3), no votes will be cast on your behalf with respect to such proposals. Your bank or broker will, however, have discretion to vote your stock with respect to the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal 4).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations at IR@snap-interactive.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated seven directors, Jason Katz, Alexander Harrington, Yoram “Rami” Abada, Lance Laifer, Clifford Lerner, Michael Levit and John Silberstein, for election at the Annual Meeting by the stockholders (the “Director Nominees”).

The number of members of our Board of Directors may be fixed from time to time by the majority of the entire Board of Directors and currently consists of seven directors. Each member of our Board of Directors will remain in office until the Annual Meeting. Each director that is elected at a future annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his or her successor has been elected and qualified. The Board of Directors has nominated each Director Nominee for election as a director to serve for a term expiring at the annual meeting of stockholders to be held in 2018 or until his or her respective successor is elected and qualified.

To be elected as a director, the Director Nominees must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors. Should the Director Nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. The Director Nominees have each expressed an intention to serve the entire term for which election is sought.

On October 7, 2016, Snap completed its previously announced Merger with AVM, pursuant to which SAVM Acquisition Corporation, Snap’s wholly owned subsidiary, merged with and into AVM, with AVM surviving as a wholly owned subsidiary of Snap. On the effective date of the Merger, Neil Foster, Dr. Steven Fox and Judy Krandel, the pre-Merger directors of Snap, resigned from Snap’s Board of Directors, and Mr. Katz, Mr. Abada, Mr. Laifer, Mr. Levit and Mr. Silberstein, who were serving as members of AVM’s board of directors immediately prior to the effective time of the Merger, were appointed to the post-Merger Company’s Board of Directors.

Executive Officers, Directors and Director Nominees

The following table sets forth the name, age and position of our executive officers, directors currently serving on our Board of Directors and the Director Nominees as of the Record Date:

Name	Age	Positions
Yoram “Rami” Abada	57	Director
Jason Katz	54	President, Chief Operating Officer and Chairman of the Board of Directors
Judy Krandel	52	Chief Financial Officer
Alexander Harrington	45	Chief Executive Officer and Director
Lance Laifer	52	Director
Clifford Lerner	39	Director
Michael Levit	45	Director
Eric Sackowitz	51	Chief Technology Officer
John Silberstein	56	Director
Arash Vakil	33	Chief Product Officer

When considering whether the Director Nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on the information discussed in the directors’ individual biographies set forth below.

Yoram “Rami” Abada was appointed as a member of our Board of Directors in October 2016 in connection with the Merger. Mr. Abada previously served as the President of Factory Direct Enterprises, one of the largest licensees of Ashley Furniture Home stores from March 2015 until March 2016. Prior to then, Mr. Abada served in a variety of roles at Jennifer Convertibles Inc., a specialist sofa bed chain headquartered in New York, where he began his career in 1982 and worked until September 2014. Most recently, Mr. Abada served as Jennifer Convertibles, Inc.’s President, Chief Financial Officer and Chief Operating Officer, as well as a member of its board of directors, from September 1999 until 2014. In July 2010, while Mr. Abada served as an executive officer and board member, Jennifer Convertibles, Inc. filed for Chapter 11 bankruptcy protection. From 1997 until 2003, Mr. Abada served as a member of the board of directors of CCA Industries, Inc., a public company engaged in the manufacture and distribution of health and beauty aid products, and Mr. Abada currently serves as a member of the board of directors of 168 5th Avenue Realty Corp., a privately held real estate corporation. Mr. Abada holds a B.B.A. from the Bernard Baruch College of the City University of New York.

Mr. Abada’s background and experience as a lead executive officer and board member of public and private companies provides him with extensive knowledge of, and insights into, financial reporting and oversight, corporate strategy and board functions.

Jason Katz was appointed as our Chairman of the Board of Directors, President and Chief Operating Officer in October 2016 in connection with the Merger. Mr. Katz is the founder of AVM, and has served as its Chief Executive Officer and as a member of its Board of Directors since 1998. In his capacity as an executive officer and director of AVM, Mr. Katz oversees the strategic direction of AVM and its subsidiaries, and also manages its system infrastructure. Mr. Katz is an authority on instant messaging as well as web-based voice and video. Mr. Katz has appeared at numerous industry forums as well as on Bloomberg Radio and CNN Radio. Prior to AVM, Mr. Katz co-founded MJ Capital, a money management firm. Earlier in his career, Mr. Katz was a corporate lawyer at the New York office of Fulbright & Jaworski. Mr. Katz earned a J.D. from the New York University School of Law (1988) and a B.A. in Economics from the University of Pennsylvania (1985).

Mr. Katz’s background and expertise as the Chief Executive Officer of AVM and decades of industry experience provides our Board of Directors with valuable industry insight and management expertise.

Judy Krandel was appointed as our Chief Financial Officer in November 2016. Ms. Krandel previously served as a member of our Board of Directors from March 2016 until the completion of the Merger in October 2016. Prior to then, Ms. Krandel served as a Portfolio Manager for the Juniper Public Fund from 2011 to 2016. Before that, Ms. Krandel was a Portfolio Manager at Alpine Woods where she managed portions of two long/short equity hedge funds. Prior to that, she was a Portfolio Manager from 2001 to 2009 at First New York Securities, LLC, where her experience included founding and co-managing a domestic long/short small-cap hedge fund. Ms. Krandel has been engaged in public equity research and investing since 1992, starting with Fred Alger Management, followed by positions at Delaware Management and Kern Capital Management. Ms. Krandel received her B.S. from the Wharton School of Business at the University of Pennsylvania and her M.B.A. from the University of Chicago.

Alexander Harrington is currently our Chief Executive Officer and a member of our Board of Directors. Mr. Harrington was appointed as our Chief Executive Officer in October 2015. Mr. Harrington also served as our Chief Operating Officer from February 2014 until his appointment as our Chief Executive Officer in October 2015, our Chief Financial Officer from March 2014 to October 2016 and our interim Chief Financial Officer from October 2016 to November 2016. In June 2014, Mr. Harrington was also appointed to our Board of Directors. Mr. Harrington previously served as Chief Executive Officer of MeetMoi, LLC from June 2009 to November 2013, a social dating mobile platform, prior to the sale of MeetMoi, LLC to Match.com, LLC. Prior to that, Mr. Harrington served as the Senior Vice President of Strategy and Operations for Zagat Survey, LLC from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc. In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree in History from Williams College.

Through his service as our Chief Executive Officer, as well as his previous industry experience, Mr. Harrington provides our Board of Directors with valuable business and executive leadership experience.

Lance Laifer was appointed as a member of our Board of Directors in October 2016 in connection with the Merger. Mr. Laifer served as a member of AVM’s Board of Directors since 1999 through the closing of the Merger. Mr. Laifer has also served as the Chief Executive Officer of each of Old Forge Media Management and Old Forge Asset Management (together, “Old Forge”), a network of social media advertising and marketing companies, since 2013 and 2011, respectively, as well as the Chief Executive Officer of Laifer Capital Management, Inc., a hedge fund, since 1992. Prior to his service at Old Forge, Mr. Laifer was the Chief Executive Officer of Wapiti Capital Management, LLC. Mr. Laifer also served on the board of directors of ValueVision from 1992 to 1995.

Mr. Laifer’s decades of experience provide him with unique investment and capital market insights, as well as background analyzing the risks and strategies of companies in the social media and online dating industries.

Clifford Lerner is a member of our Board of Directors. He has served on our Board of Directors since 2005 and was the Chairman of the Board of Directors from 2005 to the closing of the Merger in October 2016. Mr. Lerner previously served as our President and Chief Executive Officer from our founding in 2005 until October 2015, and as our principal financial officer and principal accounting officer from 2005 to October 2011. Mr. Lerner also served as our President of the Grade from October 2015 to October 2016. Prior to joining us in 2005, Mr. Lerner spent his professional career from 2000 to 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Mr. Lerner worked as an Analyst in the Product Management Group where his duties included, among other things, coordinating the morning and afternoon equity research calls. Mr. Lerner has a strong knowledge and understanding of the online dating industry and has managed the development and growth for all of our applications and websites since their inception. Mr. Lerner received a Bachelor’s degree in Applied Economics and Business Management from Cornell University.

Through his prior service on our Board of Directors and as our President of The Grade, Mr. Lerner possesses knowledge and experience in the online dating industry that aids him in efficiently and effectively identifying and executing our business strategies.

Michael Levit was appointed as a member of our Board of Directors in October 2016 in connection with the Merger. Mr. Levit is a serial entrepreneur, angel investor, board member and advisor at several prominent Silicon Valley companies including Docker, August, Spigot, Founders Den, Say Media and Revel Systems. Currently, Mr. Levit serves as a Venture Partner at Vision Knight Capital, a private equity fund focused on investments in internet, e-commerce, consumer retail powered by internet and e-commerce, and business-to-business services powered by information technology and internet technology sectors in China. Mr. Levit also currently serves as the Co-Founder and Managing Partner of Founders Den, a shared office space and private club for experienced entrepreneurs and their friends, where he has served since January 2011. Prior to then, Mr. Levit acted as the Co-Founder and President of Spigot, a highly successful advertising network, from January 2011 to December 2015. From April 2007 to January 2011, Mr. Levit served as the Executive Vice President of Marketing and Business Development of Vendio, an e-commerce platform, where he grew transactions to over $1.5 billion per year before the business was sold to Alibaba Group Holding Ltd. Mr. Levit also served as the Chief Marketing Officer of Paltalk from July 2004 to October 2006. Before his position with Paltalk, Mr. Levit held a number of executive and consulting positions, including serving as Executive Director of Broadband Marketing for America Online from October 2001 to July 2004, Vice President of Business Development for Bluelight.com from January 2000 to February 2001 and Senior Consultant for Accenture from 1995 to 1999. Mr. Levit holds a B.A. in Business Economics, a B.S. in Mechanical and Environmental Engineering and a Master of Business Economics from the University of California, Santa Barbara.

Mr. Levit’s substantial investment and management experience in the technology, internet and media sectors give him particular insight into the development of early stage companies, as well expertise regarding business strategy, leadership, marketing and strategic transactions.

Eric Sackowitz was appointed as our Chief Technology Officer in October 2016 in connection with the Merger. Mr. Sackowitz previously served as an officer of AVM from July 2013 through the closing of the Merger and oversaw AVM’s Engineering, Technology, Operations and Project Management initiatives. As a key stakeholder and contributor in the AVM product roadmap, Mr. Sackowitz helped pioneer new product offerings, the latest of which was the introduction of Firetalk, serving next generation broadcasters and content creators.

Prior to joining AVM, Mr. Sackowitz served from October 2011 to June 2013, first as the Senior Director of Product Development, and then as the Vice President of Technology, for World Wrestling Entertainment (“WWE”), providing strategy and oversight in the fulfillment of digital media product pipeline and scalable technical solutions for cross platform content syndication serving web, mobile, television, over-the-top content and gaming consumer applications. Prior to joining WWE, Mr. Sackowitz served in various capacities for Gotuit Media, an early market leader in rich metadata driven video navigation and discovery, from October 2003 to November 2010, including as its Director of Operations from January 2004 to January 2006, and as its Vice President of Operations and Technology from January 2006 to November 2010. In such capacities, he led a cross functional team of internal and client facing technical operations and revenue-generating professional services organization supporting the development, deployment and integration of their content and metadata authoring, publishing, and video player solutions for broadband, mobile and TV programmers and operators. Following the acquisition by Gotuit Media by Digitalsmiths Corporation in November 2010, Mr. Sackowitz served as Vice President of Technology Operations for Digitalsmiths until July 2011. Mr. Sackowitz holds a B.S. in Business and Marketing from the State University of New York at Albany.

John Silberstein was appointed as a member of our Board of Directors in October 2016 in connection with the Merger. Mr. Silberstein served as a member of AVM’s Board of Directors since 1999 through the closing of the Merger and was General Counsel of AVM from 2000 to 2003. He began his career in October 1986 as a real estate attorney at Skadden, Arps, Slate, Meagher & Flom, and in April 1989 began working for The Mendik Company, which with its partners, owned and managed a portfolio of twelve million square feet of Class A commercial office buildings in New York City and its suburbs. After leaving The Mendik Company, from February 1999 to April 2005, Mr. Silberstein served as co-managing member of Five Spruce GP LLC, the managing member of a real estate company that acquired and subsequently sold eight residential apartment buildings in New York City. He is on the Advisory Board of Willpower Labs, Inc., a startup that makes a weight loss lozenge. Most recently, Mr. Silberstein taught high school English at The Rivers School in Weston, Massachusetts from September 2010 to June 2016. Mr. Silberstein earned a B.A. from Brown University and a J.D. from New York University School of Law.

Mr. Silberstein’s experience representing AVM and other companies in complex and sophisticated matters, as well as his expertise in real estate acquisition and management, provides him with unique insights into business strategy and leadership.

Arash Vakil was appointed as our Chief Product Officer in October 2016 in connection with the Merger. Mr. Vakil previously served as the Chief Product Officer of AVM and was with AVM since December 2008. Mr. Vakil has over a decade of product management experience leading software development and engineering teams in developing a vision for products. Mr. Vakil has previously served as a Product Manager for Comodo, a leading IT security firm, from May 2008 until December 2008, an Associate Product Manager at EMC, a computer storage and cloud computing company, from October 2006 to May 2008, and a Product Manager for Telestruct, a telecommunications firm, from May 2005 to June 2006. Mr. Vakil has also been an adjunct lecturer at the City University of New York since August 2011, where he teaches a course on startup company formation and development. He previously served as an Interim Director at the Schutzman Center for Entrepreneurship at Queens College, where he helped developed the school’s entrepreneurship program. Mr. Vakil received his B.A. in media studies from Queens College, City University of New York, and his M.B.A. from the Zicklin School of Business at Baruch College, City University of New York.

Each of our Director Nominees is currently serving on our Board of Directors. Other than the transactions contemplated by the Agreement and Plan of Merger, dated as of September 13, 2016, by and among the Company, SAVM Acquisition Corporation, AVM and Jason Katz as the AVM Representative, pursuant to which (i) Messrs. Abada, Katz, Laifer, Levit and Silberstein were elected to our Board of Directors, (ii) Mr. Katz was appointed as our Chief Operating Officer, President and Chairman of the Board of Directors, (iii) Mr. Sackowitz was appointed as our Chief Technology Officer and (iv) Mr. Vakil was appointed as our Chief Product Officer, there are no agreements or understandings between our directors and executive officers or any other person pursuant to which they were selected as a director or executive officer. In addition, there are no family relationships between our directors and any of our executive officers.

The Board of Directors recommends that you vote “FOR” the Director Nominees.

Meetings of the Board of Directors and Committees

The Board of Directors held seven meetings in 2016. During 2016, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director served, if any, during the period for which such person served as a director. We have not adopted a formal policy regarding director attendance at our annual stockholder meetings; however, we encourage members of the Board of Directors to attend such meetings. Alexander Harrington and Clifford Lerner, two of our five directors at the time of our 2016 annual meeting of stockholders, attended the 2016 annual meeting.

Audit Committee

We established an audit committee on February 2, 2017 that consists of Mr. Abada, Mr. Silberstein and Mr. Levit. Mr. Abada currently serves as the chairman of the audit committee. Prior to this date, our Board of Directors had performed the principal functions of an audit committee. Our Board of Directors has determined that each of Mr. Abada, Mr. Silberstein and Mr. Levit are independent under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their current and prior employment.

The functions of the audit committee include:

•         selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•         helping to ensure the independence and performance of the independent registered public accounting firm;

•         discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•         developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•         reviewing our policies on risk assessment and risk management;

•         reviewing related party transactions;

•         obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•         approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Board of Directors has designated Mr. Abada as an “audit committee financial expert” as defined under the applicable SEC rules and determined that he has accounting or related financial management expertise as required under the NASDAQ Stock Market Rules. A copy of the audit committee charter is available on our website at http://www.snap-interactive.com/investor-relations/corporate-governance.

Compensation Committee

We established a compensation committee on February 2, 2017 that consists of Mr. Abada and Mr. Silberstein. Mr. Silberstein currently serves as the chairman of the compensation committee. Prior to this date, our Board of Directors performed the principal functions of a compensation committee. Our Board of Directors has determined that each of Mr. Abada and Mr. Silberstein are independent under NASDAQ listing standards, “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and “outside directors” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. A copy of the compensation committee charter is available on our website at http://www.snap-interactive.com/investor-relations/corporate-governance.

The functions of the compensation committee include:

•         reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•         reviewing and recommending that our Board of Directors approve the compensation of our directors;

•         reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

•         administering our stock and equity incentive plans;

•         selecting independent compensation consultants and assessing conflicts of interest with compensation advisers;

•         reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and

•         reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

We currently do not have a nominating and corporate governance committee and the independent members of our Board of Directors perform the principal functions of a nominating and corporate governance committee. We have elected not to have a nominating committee because we do not believe one has been necessary or cost efficient for a company of our size and we do not expect to establish a nominating committee in the foreseeable future.

Pursuant to NASDAQ Listing Rule 5605(e), our Board of Directors designated the independent directors of the Board of Directors, Messrs. Abada, Levit, Silberstein and Laifer, as well as any future members of the Board of Directors that qualify as independent directors (collectively, the “Nominating Directors”), as the independent directors responsible for, among other things, (i) determining the qualifications, qualities and skills required to be a director of the Company and evaluating, selecting and approving nominees to serve as directors, (ii) periodically reviewing, assessing and making recommendations for changes to the Board of Directors and (iii) overseeing the process for evaluation of the Board of Directors. In addition, the Nominating Directors will have unrestricted access to and assistance from our officers, employees and independent auditors and the authority to employ experts, consultants and professionals to assist with performance of their duties.

The Nominating Directors will also consider director nominees put forward by stockholders. Our By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary, Wilmary Soto-Guignet, at the address appearing on the first page of this Proxy Statement. Such nomination must satisfy the notice, information and consent requirements set forth in our By-Laws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our By-Laws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

The Nominating Directors do not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board of Directors. However, the Nominating Directors do take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating Directors also consider the director nominees’ potential contribution to the overall composition and diversity of the Board of Directors.

Report of the Audit Committee

Our audit committee, formed on February 2, 2017, reviewed the Company’s audited financial statements for the year ended December 31, 2016. The following is the report of the audit committee with respect to the Company’s audited financial statements for the year ended December 31, 2016, which includes the consolidated balance sheets of the Company as of December 31, 2016 and December 31, 2015, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2016, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Reviews and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The audit committee has discussed with its independent auditor the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The audit committee has also received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

Based on the review and discussions referred to above, the audit committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Yoram “Rami” Abada Michael Levit John Silberstein

Involvement in Certain Legal Proceedings

Except as described in Mr. Abada’s biography above, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board of Directors and Chief Executive Officer are currently fulfilled by two separate individuals. Historically, Clifford Lerner served as our Chairman of the Board of Directors and Chief Executive Officer from 2005 until October 2015 when Alexander Harrington was appointed as our Chief Executive Officer. Mr. Lerner continued to serve as Chairman of the Board of Directors until October 2016 when Jason Katz was appointed as Chairman of the Board of Directors in connection with the Merger. We believe this leadership structure allows Mr. Harrington to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies while allowing Mr. Katz to lead our Board of Directors in identifying strategic priorities and leading the discussion and execution of strategy.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes. The Board of Directors receives periodic reports from management concerning the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing the Company, the Company’s general risk management strategy and whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us. While the Board of Directors oversees the Company’s risk management, the Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that the structure of our Board of Directors supports this approach.

Director Independence

The Board of Directors has adopted the definition of independence under the NASDAQ listing standards. In making its annual review on director independence, the Board of Directors considered the transactions and relationships between our directors and any member of their families and the Company. Based upon these standards and the consideration of the information and the transactions and relationships discussed below, our Board of Directors determined that Yoram “Rami” Abada, Lance Laifer, Michael Levit and John Silberstein are independent and that Jason Katz, Clifford Lerner and Alexander Harrington are not independent.

Certain Relationships and Related Party Transactions

Clifford Lerner Note

On April 24, 2014, we issued a promissory note in the amount of $300,000 to Clifford Lerner, a current member of our Board of Directors. The promissory note payable to Mr. Lerner bore interest at a rate of nine percent (9%) per annum and was originally due and payable on January 24, 2015, but was subsequently amended to extend its maturity for an additional nine months. We did not make any principal or interest payments under the promissory note during 2014. On March 25, 2015, the promissory note was repaid in full.

Certain Legal Fees

James Silberstein, the brother of John Silberstein, a current member of our Board of Directors, is employed as a Counsel at Fross Zelnick Lehrman & Zissu, P.C., which serves as our outside legal counsel for certain matters. During 2016, we paid Fross Zelnick Lehrman & Zissu, P.C. approximately $261,000 for legal services.

Indemnification Arrangements

We have entered into indemnification agreements and employment agreements with our directors and certain of our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors adopted a written Related Party Transactions Policy on April 19, 2012. In accordance with the Related Party Transactions Policy, all Related Party Transactions (as defined herein) must be reported to our Chief Executive Officer or Chief Financial Officer and must be reviewed and approved by our audit committee, if one has been established. If an audit committee has not been established, Related Party Transactions must be reviewed and approved by all of our independent directors on the Board of Directors. If an audit committee has not been established and there are not any independent directors on the Board of Directors, Related Party Transactions must be reviewed and approved by the Chief Financial Officer (except with respect to matters in which the Chief Financial Officer would be a Related Party (as defined herein), in which case the Chief Executive Officer shall review and approve the transaction). In determining whether to approve, recommend or ratify a Related Party Transaction, the reviewing party will take into account, among other factors it deems appropriate, (i) whether the terms of the Related Party Transaction are fair to the Company, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director and (iv) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or director nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv) an immediate family member of any of the foregoing.

Code of Conduct

We adopted a Code of Conduct on February 14, 2017 that replaced our prior Financial Code of Ethics. The Code of Conduct applies to all our officers, directors and employees. The Code of Conduct addresses, among other things, record retention, conflicts of interest, business opportunities, gifts or favors, proprietary information and disciplinary measures.

A copy of our Code of Conduct is available on our website at http://www.snap-interactive.com/investor-relations/corporate-governance. We intend to disclose any amendments to our Code of Conduct on our website at http://www.snap-interactive.com/investor-relations/corporate-governance.

Communications with the Board of Directors

The Board of Directors welcomes communication from the Company’s stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o Chief Executive Officer, 122 East 42nd Street, New York, New York 10168. Our Chief Executive Officer will review and forward correspondence to the appropriate person or persons.

DIRECTOR COMPENSATION

The following table provides compensation information for the year ended December 31, 2016 for each member of our Board of Directors during the fiscal year ended December 31, 2016, except for (i) Alexander Harrington, who does not receive any compensation for his service as a director and whose compensation is reported in “Executive Compensation—Summary Compensation Table” below, and (ii) Clifford Lerner and Jason Katz, who are not named executive officers (as defined below) and do not receive any compensation for their service as directors:

Director Compensation Table
Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yoram “Rami” Abada(2)(3)	$5,010	—	—	—	—	—	$5,010
Neil Foster(2)(4)	$12,370	—	—	—	—	—	$12,370
Dr. Steven Fox(2)(5)	$11,466	—	$14,894	—	—	—	$26,360
Judy Krandel(2)(6)	$8,959	—	$10,498	—	—	—	$19,457
Lance Laifer(2)(7)	$3,750	—	—	—	—	—	$3,750
Michael Levit(2)(8)	$3,750	—	—	—	—	—	$3,750
John Silberstein(2)(9)	$4,758	—	—	—	—	—	$4,758

____________

(1)      Represents the amount recognized for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”).

(2)      On October 7, 2016, in connection with the closing of the Merger, each of Mr. Foster, Dr. Fox and Ms. Krandel resigned from our Board of Directors, and each of Mr. Abada, Mr. Laifer, Mr. Levit and Mr. Silberstein were appointed to our Board of Directors. The compensation reported in this table reflects, with respect to each of Mr. Foster, Dr. Fox and Ms. Krandel, fees earned for service as a director during 2016 through the closing of the Merger, and with respect to each of Mr. Abada, Mr. Laifer, Mr. Levit and Mr. Silberstein, fees earned for service as a director during 2016 following the closing of the Merger.

(3)      As of December 31, 2016, Mr. Abada did not hold any outstanding stock awards or stock option awards.

(4)      As of December 31, 2016, Mr. Foster held a stock option representing the right to purchase 1,429 shares of our common stock.

(5)      On June 8, 2016, Dr. Fox was awarded a stock option representing the right to purchase 2,857 shares of our common stock at an exercise price equal to $5.60 per share. The shares underlying this stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option were forfeited as a result of Dr. Fox’s resignation in connection with the Merger. As of December 31, 2016, Dr. Fox held stock options representing the right to purchase 4,763 shares of our common stock.

(6)      Ms. Krandel was appointed as a member of our Board of Directors on March 3, 2016. In connection with Ms. Krandel’s appointment, she was awarded a stock option representing the right to purchase 2,857 shares of our common stock at an exercise price equal to $3.85 per share. The shares underlying this stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option were forfeited as a result of Ms. Krandel’s resignation in connection with the Merger. Following the Merger, on November 14, 2016, Ms. Krandel was appointed as our Chief Financial Officer. The fees reported in this table for Ms. Krandel do not include Ms. Krandel’s compensation paid in connection with her role as our Chief Financial Officer, including the award of a stock option representing the right to purchase 142,857 shares of our common stock at an exercise price equal to $4.55 per share awarded to Ms. Krandel on November 15, 2016, which such compensation is reported in “Executive Compensation — Summary Compensation Table” below. As of December 31, 2016, Ms. Krandel held stock options representing the right to purchase 144,286 shares of our common stock.

(7)      As of December 31, 2016, Mr. Laifer did not hold any outstanding stock awards or stock option awards.

(8)      As of December 31, 2016, Mr. Levit did not hold any outstanding stock awards or stock option awards.

(9)      As of December 31, 2016, Mr. Silberstein did not hold any outstanding stock awards or stock option awards.

We currently do not have a formal policy to provide compensation to members of our Board of Directors for services rendered in that capacity. However, our Board of Directors has the authority to fix the compensation of directors and directors are permitted to receive fixed fees and other compensation for their services as directors. Prior to the Merger, our Board of Directors set the compensation of each independent member of our Board of Directors at $15,000 annually. In February 2017, our Board of Directors authorized and approved payment of the following compensation to each independent member of our Board of Directors, effective upon the closing of the Merger: (i) an annual cash retainer fee of $15,000 to each independent director; (ii) cash compensation of $4,000 for service on a committee of the Board of Directors and (iii) committee chair cash compensation as follows (in addition to the fees for service on a committee described in clause (ii)): (a) Audit Committee Chair - $6,000, and (b) Compensation Committee Chair - $4,000. Our Board of Directors has not made any changes to the compensation of our independent directors for 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of the Record Date certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of such stock; (ii) each member of our Board of Directors, each Director Nominee and each of our named executive officers with respect to the year ended December 31, 2016 and (iii) all of our directors and executive officers as a group (9 persons). Except as otherwise indicated, all common stock is owned directly and the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated, and the address for each beneficial owner is c/o Snap Interactive, Inc., 122 East 42nd Street, New York, New York 10168. The applicable percentage ownership is based on 6,451,151 shares of our common stock issued and outstanding as of the Record Date, including 264,286 shares of unvested restricted stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we consider all shares of unvested restricted stock to be outstanding because the holders of unvested restricted stock have the right to vote such stock.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number		Percentage
Directors and Officers
Alexander Harrington	49,999	(2)	*
Jason Katz	1,128,872	(3)	16.8%
Judy Krandel	37,143	(4)	*
Eric Sackowitz	15,677	(5)	*
Yoram “Rami” Abada	1,750	(6)	*
Lance Laifer	364,529	(7)	5.4%
Clifford Lerner	865,002	(8)	12.9%
Michael Levit	53,607	(9)	*
John Silberstein	130,064	(10)	1.9%
Officers and Directors as a Group (9 persons)	2,645,215	(11)	41.0%

5% Stockholders
The J. Crew Delaware Trust A	2,124,383	(12)	31.6%
Perry Scherer	332,953	(13)	5.0%
Jen-Jen Yeh	332,953	(14)	5.0%

____________

*         Less than 1%.

(1)      For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock that such person has the right to acquire within 60 days of the date of the Record Date, including through the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares of the Company’s common stock held by each person or group of persons named above, any common stock that such person or persons has the right to acquire within 60 days of the date of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes the vested portion of (i) a stock option representing the right to purchase 714 shares of common stock granted on June 17, 2014, all of which have vested, (ii) a stock option representing the right to purchase 28,571 shares of common stock granted on October 13, 2015, of which 20,000 shares have vested, (iii) a stock option representing the right to purchase 57,142 shares of common stock granted on October 13, 2015, of which 28,571 shares have vested, and (iv) a stock option representing the right to purchase 1,428 shares of common stock granted on March 3, 2016, 714 of which have vested.

(3)      Includes 181,468 shares of common stock held by Mr. Katz’ spouse that may be deemed to be beneficially owned by Mr. Katz. Mr. Katz disclaims beneficial ownership of these shares and nothing herein shall be deemed an admission that Mr. Katz is the beneficial owner of these shares for any purpose. Also includes (i) 47,249 shares issued to Mr. Katz in connection with the Merger, (ii) 19,797 shares of common stock issued to Mr. Katz’ spouse in connection with the Merger and (iii) an aggregate of 447,241 shares of common stock issued to the former shareholders of AVM in the Merger, other than Mr. Katz, all of which such shares described in clauses (i), (ii) and (iii) are being held in escrow to secure indemnification obligations in connection with the Merger. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz.

(4)      Includes (i) the vested portion of a stock option representing the right to purchase 2,857 shares of common stock granted on March 3, 2016, fifty percent (50%) of which vested upon the date of the Merger and fifty percent (50%) of which were forfeited as a result of Ms. Krandel’s resignation from her position as a director in connection with the Merger, and (ii) the beneficially owned portion of a stock option representing the right to purchase 142,857 shares of common stock granted on November 15, 2016, of which 35,714 will have vested within 60 days of the date of the Record Date.

(5)      Includes the vested portion of a stock option representing the right to purchase 15,677 shares of common stock received in the Merger, all of which have vested.

(6)      Includes the vested portion of a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, of which 1,750 shares have vested.

(7)      Includes the vested portion of a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, of which 1,750 shares have vested. Also includes (i) 349,718 shares of common stock held by Hilltop Partners, L.P. and (ii) 13,061 shares of common stock held by Hilltop Offshore, Ltd. Mr. Laifer is the sole director and principal stockholder of Laifer Capital Management, Inc. (“LCM”), which has the sole power (i) to vote and to direct the voting of and (ii) to dispose and to direct the disposition of, the shares of the Issuer’s common stock beneficially owned by Hilltop Partners, L.P. (of which LCM serves as general partner and investment adviser) and Hilltop Offshore, Ltd. (of which LCM serves as investment adviser). Excludes (i) 38,151 shares of common stock issued to Hilltop Partners, L.P. in connection with the Merger and (ii) 1,425 shares of common stock issued to Hilltop Offshore, Ltd. in connection with the Merger, all of which such shares described in clauses (i) and (ii) are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz.

(8)      Includes (i) 264,286 shares of restricted stock granted to Mr. Lerner, 40% of which vest on October 7, 2017 and 30% of which vest on each of October 7, 2018 and 2019 and (ii) the vested portion of a stock option representing the right to purchase 1,428 shares of common stock granted on March 3, 2016, 714 of which have vested. Pursuant to the terms of his restricted stock grants, Mr. Lerner has the right to vote the unvested restricted stock but may only dispose of the stock after it vests.

(9)      Includes the vested portion of a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, of which 1,750 shares have vested. Excludes 5,646 shares of common stock issued to Mr. Levit in connection with the Merger that are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz.

(10)   Includes the vested portion of a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, of which 1,750 shares have vested. Also includes 39 shares of common stock held by Mr. Silberstein’s spouse that may be deemed to be beneficially owned by Mr. Silberstein. Mr. Silberstein disclaims beneficial ownership of the shares held by his spouse and nothing herein shall be deemed an admission that Mr. Silberstein is the beneficial owner of these shares for any purpose. Excludes (i) 13,994 shares of common stock issued to Mr. Silberstein in connection with the Merger and (ii) 5 shares of common stock issued to Mr. Silberstein’s spouse in connection with the Merger, all of which such shares described in clauses (i) and (ii) are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz.

(11)   Includes the shares of common stock beneficially owned by each of the officers and directors listed immediately above.

(12)   Excludes 231,749 shares of common stock issued to The J. Crew Delaware Trust A in connection with the Merger, which such shares are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz. The principal address of The J. Crew Delaware Trust A is c/o J.P. Morgan Trust Company of Delaware, Trustee, 500 Stanton-Christiana Road, DE3-1600, Newark, Delaware 19713.

(13)   Excludes 36,322 shares of common stock issued to Perry Scherer in connection with the Merger, which such shares are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz. The principal address of Perry Scherer is 338 Jericho Turnpike, Suite 182, Syosset, New York 11791.

(14)   Excludes 36,322 shares of common stock issued to Jen-Jen Yeh in connection with the Merger, which such shares are being held in escrow to secure indemnification obligations in connection with the Merger and are reported in this table as being beneficially owned by Mr. Katz. While such shares are held in escrow, the right to vote such shares is solely exercisable by Mr. Katz. The principal address of Jen-Jen Yeh is 180 Park Row, Apt. 3C, New York, N.Y. 10038.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the U.S. securities laws, our directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC, and furnish us with copies of the reports. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports received, and written representations from our directors and officers, we believe that all persons subject to reporting under Section 16(a) of the Exchange Act timely filed all required reports pursuant to such section concerning our common stock in 2016, except that one Form 4 relating to the award of a stock option to Mr. Fox on June 8, 2016 was not filed on a timely basis.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Compensation

Overview

Historically, we have not had a compensation committee and our compensation program for our executive officers, including compensation for fiscal 2016, has operated under the direction of our Board of Directors. In fiscal 2017 and future years, our compensation program for our executive officers will be administered by our compensation committee with input from our Chief Executive Officer and Chairman of the Board of Directors. The intent of our compensation program is to align our executives’ interests with that of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2016; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2016, with compensation during fiscal year 2016 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on December 31, 2016. We refer to these individuals as our “named executive officers.” For 2016, our named executive officers and the positions in which they served are:

•         Alexander Harrington, our Chief Executive Officer;

•         Judy Krandel, our Chief Financial Officer; and

•         Eric Sackowitz, our Chief Technology Officer.

For 2016, the compensation of our named executive officers consisted of salary, an annual discretionary bonus and equity.

Compensation of Named Executive Officers

The following discussion summarizes in more detail the executive compensation paid to or earned by our named executive officers in 2016.

Base Salary. Effective October 7, 2016, in connection with the closing of the Merger, we entered into an amendment to Mr. Harrington’s executive employment agreement to, among other things, increase Mr. Harrington’s base salary to $285,000 per year. Mr. Harrington’s annual base salary was previously set at $265,000 per year in March 2015 and $250,000 per year before then.

Ms. Krandel was appointed as our Chief Financial Officer on November 14, 2016. Under the terms of her executive employment agreement, Ms. Krandel is entitled to an annual base salary of $200,000.

Mr. Sackowitz, who was appointed as our Chief Technology Officer on October 7, 2016 in connection with the Merger, is entitled to receive an annual base salary of $250,000.

Annual Bonuses. Under the terms of his employment agreement (as further described below), Mr. Harrington was eligible to receive an annual incentive bonus for his service in 2016 of up to $150,000, with $50,000 of such bonus being guaranteed and the remaining portion of such bonus being payable based on the achievement of performance metrics to be decided by our Board of Directors, in its sole discretion. Our Board of Directors determined not to award any discretionary bonus to Mr. Harrington for his service in 2016, and therefore, Mr. Harrington’s annual incentive bonus for 2016 consisted solely of the $50,000 guaranteed portion of his annual incentive bonus. The annual incentive bonus was awarded in February 2017.

In 2015, Mr. Harrington was awarded an annual incentive bonus consisting of (i) $25,000 and (ii) a stock option representing the right to purchase 1,428 shares of our common stock at an exercise price of $7.00 per share. The bonus and stock option were awarded in March 2016.

Mr. Harrington’s employment agreement provides that his annual incentive bonus in future years shall be determined by the Board of Directors based on criteria established jointly between the Board of Directors and Mr. Harrington.

Ms. Krandel was not awarded an annual incentive bonus for her service during 2016.

Mr. Sackowitz was awarded an annual incentive bonus for his service in 2016 consisting of $15,000, which was an amount determined by our Board of Directors based on the Company’s achievement of performance targets. The annual incentive bonus was awarded in February 2017.

The Board of Directors considered a number of factors in determining the annual bonuses for 2016. These factors included, but were not limited to, the individual performance of each executive, the completion of strategic goals during 2016, including the closing of the Merger, the operational performance of the Company and the financial performance of the Company. Our Board of Directors believes that the annual incentive bonuses awarded to our named executive officers in 2016 effectively balance the Company’s goals with the need to incentivize and retain our named executive officers through competitive compensation practices.

Equity Awards. We have periodically granted equity awards consisting of stock options and restricted stock to our named executive officers.

Harrington Equity Awards. On April 13, 2017, our compensation committee awarded Mr. Harrington (i) a stock option representing the right to purchase 80,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting 25% on the six month anniversary of the date of grant and the remaining three tranches vesting on each of the first, second and third anniversaries of the first vesting date, provided that Mr. Harrington is providing services to the Company on such dates, and (ii) a stock option representing the right to purchase 24,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting based on the Company’s Annual Revenues (as defined below) equaling or exceeding the following thresholds at any time within the four-year period commencing on the date of grant, in each case provided that Mr. Harrington is providing services to the Company on such dates: (a) $40 million – 8,000 shares vest, (b) $60 million – 8,000 shares vest and (c) $100 million – 8,000 shares vest. The award of each of these stock options is subject to the approval by our stockholders of the 2016 Plan Amendment. If the 2016 Plan Amendment is not approved by our stockholders, these stock options will be deemed to have been granted outside of the 2016 Plan. For additional information concerning these stock options, see “Proposal 2 — New Plan Benefits.”

Under the terms of the stock option award described above, “Annual Revenues” means the sum of (i) the Company’s total revenue for a fiscal year, as reported on the Company’s Annual Report on Form 10-K for that fiscal year, and (ii) the annualized revenue for certain entities acquired by the Company for the fiscal year in which such acquisition occurs, in each case excluding any non-recurring items included on the Company’s annual income statement for such fiscal year.

As described above, in March 2016, we awarded Mr. Harrington a stock option representing the right to purchase 1,428 shares of our common stock at an exercise price of $7.00 per share as part of his annual incentive bonus for fiscal year 2015. The shares of common stock underlying the stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

In October 2015, the Board of Directors granted Mr. Harrington a stock option representing the right to purchase 57,142 shares of our common stock at an exercise price equal to $2.80 per share in connection with his appointment as our Chief Executive Officer. The shares of common stock underlying the stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

In addition, in October 2015, the Company entered into an option cancellation and release agreement with Mr. Harrington, pursuant to which we cancelled a stock option that was awarded to Mr. Harrington on February 28, 2014. The cancelled stock option represented the right to purchase 28,571 shares of our common stock at an exercise price of $10.15 per share. As consideration for Mr. Harrington agreeing to forfeit the cancelled stock option, the Board of Directors awarded Mr. Harrington a replacement stock option representing the right to purchase 28,571 shares of our common stock at an exercise price equal to $2.80 per share. The shares of common stock underlying the replacement stock option vested twenty percent (20%) on the date of grant, twenty percent (20%) on February 28, 2016 and fifty percent (50%) of the then-unvested shares as of the date of the Merger vested upon the date of the Merger. The remaining fifty percent (50%) of unvested shares of common stock underlying the stock option as of the date of the Merger will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

Krandel Equity Awards. On November 14, 2016, Ms. Krandel was awarded a stock option to purchase 142,857 shares of our common stock at an exercise price equal to $4.55 per share in connection with her appointment as our Chief Financial Officer. The shares of common stock underlying the stock option will vest and become exercisable in four (4) equal installments, with the first tranche vesting on the earlier of (i) the six (6) month anniversary of the date of grant or (ii) the termination of Ms. Krandel’s employment without cause, and the remaining three tranches vesting on one (1) year intervals thereafter as long as Ms. Krandel is providing services to the Company on such date.

In addition, on March 3, 2016, Ms. Krandel was awarded a stock option representing the right to purchase 2,857 shares of our common stock at an exercise price equal to $3.85 per share in connection with her appointment as a member of our Board of Directors. The shares underlying this stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option were forfeited as a result of Ms. Krandel’s resignation from her position as a director in connection with the Merger.

Sackowitz Equity Awards. On October 7, 2016, as a result of the Merger, all of the outstanding stock options held by the former employees of AVM were exchanged for stock options to purchase shares of our common stock, as adjusted by the exchange ratio in the Merger. Accordingly, on October 7, 2016, we awarded Mr. Sackowitz a stock option representing the right to purchase 15,677 shares of our common stock at an exercise price equal to $6.65 per share. The shares underlying this stock option were fully vested as of the date of grant.

Employment Agreements. Each of Mr. Harrington and Ms. Krandel are parties to employment agreements with the Company. The purpose of our employment agreements is to incentivize these executives to continue providing services to the Company.

Harrington Employment Agreement. Effective February 28, 2014, we entered into an executive employment agreement with Mr. Harrington, which we subsequently amended on each of March 19, 2015, October 13, 2015, March 3, 2016 and October 7, 2016. As amended, Mr. Harrington’s agreement provides for an initial one-year term and automatically renews for successive one-year terms unless terminated by either party upon prior written notice. Under Mr. Harrington’s employment agreement, Mr. Harrington is eligible to participate in our benefit plans that are generally provided for all employees. Mr. Harrington’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant last for six months and one year, respectively, following the date of termination of employment. Mr. Harrington’s executive employment agreement also contains a trading restrictions covenant, which limits the volume of the Company’s securities that Mr. Harrington may sell in a given period.

As amended, Mr. Harrington’s executive employment agreement provides Mr. Harrington with an annual base salary of $285,000 per year, which is subject to annual review and may be increased, but not decreased, in the sole discretion of the Board of Directors. Under prior versions of his executive employment agreement, Mr. Harrington’s annual base salary was previously set at $265,000 per year in March 2015 and $250,000 per year before then. Additionally, Mr. Harrington’s executive employment agreement provides that, for the 2016 calendar year, Mr. Harrington was eligible to receive an annual incentive bonus of up to $150,000, with $50,000 of such bonus being guaranteed and the remaining portion of such bonus being payable based on the achievement of performance metrics to be decided by our Board of Directors, in its sole discretion. As described above, Mr. Harrington was awarded an annual incentive bonus of $50,000 for 2016, consisting solely of the guaranteed portion of his annual incentive bonus.

Mr. Harrington’s executive employment agreement also provides that, as soon as administratively practicable following October 7, 2016 and subject to approval by our Board of Directors, Mr. Harrington will be awarded a stock option representing the right to purchase 28,571 shares of the Company’s common stock.

Mr. Harrington’s executive employment agreement also provides that Mr. Harrington shall not take certain actions unless such actions have first been approved by either (i) Jason Katz, our Chairman of the Board, President and Chief Operating Officer, or (ii) our Board of Directors (including the affirmative vote of Mr. Katz, provided that he is a serving as a member of the Board of Directors when such approval is sought). Such restricted actions include:

•         the incurrence (or guarantee) by the Company of indebtedness for borrowed money or indebtedness outside the ordinary course of business, in each case in excess of $50,000;

•         the settlement of any claim, debt, demand, suit, proceeding or judgment against or on behalf of the Company in excess of $50,000;

•         the appointment or removal of any executive officer of the Company (defined as an individual who has been, or is required to be, identified as an executive officer in the Company’s SEC filings), or the entry into any employment agreement with an annual salary greater than $100,000;

•         the entry into any new agreement, arrangement or understanding that would require payments by the Company in excess of $100,000 per annum, or that would materially limit the ability of the Company to operate its business, subject to certain exceptions;

•         the engagement, on behalf of the Company, of attorneys, accountants, underwriters or placement agents, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants; and

•         the engagement, on behalf of the Company, of any other professional advisors or consultants to the Company outside the ordinary course of business, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants.

Pursuant to Mr. Harrington’s executive employment agreement, if Mr. Harrington’s employment is terminated (i) by the failure of the Company to renew Mr. Harrington’s executive employment agreement for a renewal term, (ii) by the Company without “cause” or (iii) by Mr. Harrington for “good reason,” then subject to certain limitations and Mr. Harrington’s compliance with certain conditions, the Company shall pay Mr. Harrington severance equal to eight months’ base salary, payable in eight equal monthly installments. In addition, the Company shall continue to pay the Company’s portion of Mr. Harrington’s monthly health insurance premiums, if Mr. Harrington is eligible and elects to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for the earlier of (i) eight months following Mr. Harrington’s termination of employment or (ii) the date that Mr. Harrington’s coverage under such group health plan terminates for any reason. If Mr. Harrington’s employment is terminated by the Company without cause or by Mr. Harrington for good reason on or prior to October 7, 2017, Mr. Harrington’s severance benefits for base salary and health insurance premium payments by the Company shall increase from eight months to ten months.

Krandel Employment Agreement. Ms. Krandel’s executive employment agreement provides for an initial term of one year and automatically renews for successive one-year terms, unless earlier terminated by the Company or Ms. Krandel upon prior written notice. Pursuant to her executive employment agreement, Ms. Krandel is entitled to the following compensation and benefits:

•         An annual base salary of $200,000, which will be reviewed at least annually, and may be increased at the sole discretion of our Board of Directors.

•         An annual incentive bonus of up to $50,000 for the 2017 calendar year, $25,000 of which is guaranteed and the remainder of which is subject to the discretion of the Board. Annual incentive bonuses awarded for subsequent years shall be determined by the Board of Directors, based on criteria to be established jointly by our Chief Executive Officer and Ms. Krandel.

•         A stock option to purchase 142,857 shares of our common stock (as described above).

•         Eligibility to participate in the Company’s benefit plans that are generally provided for all employees.

Pursuant to its terms and conditions, Ms. Krandel’s executive employment agreement may be terminated by the Company (i) upon Ms. Krandel’s death or permanent disability, (ii) for “cause” or (iii) without “cause” upon prior written notice to Ms. Krandel. Ms. Krandel’s executive employment agreement may be terminated by Ms. Krandel (i) for “good reason” or (ii) other than for “good reason,” upon prior written notice to the Company.

If the Company terminates Ms. Krandel for any reason she is entitled to her earned but unpaid base salary through the date of termination, any amounts to which she is entitled under the Company’s benefit plans and any unreimbursed reasonable business expenses. Additionally, if more than six months after the effective date of Ms. Krandel’s executive employment agreement, the Company terminates Ms. Krandel without “cause” or Ms. Krandel terminates her employment for “good reason” or if the termination occurs prior to or during the one year period following a change in control, she is entitled to three months of her then-current base salary in addition to the termination benefits described above, subject to a general release of claims in favor of the Company and compliance with certain other restrictive covenants in her executive employment agreement. Pursuant to her executive employment agreement, Ms. Krandel is also subject to a confidentiality covenant, a one year non-compete covenant, a two year non-solicitation covenant and certain trading restrictions.

Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our named executive officers during the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Harrington	2016	$269,667	(2)	$50,000	$—	$9,699	(3)	—	—	—	$329,366
Chief Executive Officer	2015	$262,500	(2)	$25,000	$—	$133,136	(4)	—	—	—	$420,636

Judy Krandel	2016	$35,474		$—	$—	$606,238	(6)	—	—	—	$641,712
Chief Financial Officer(5)

Eric Sackowitz	2016	$250,000		$15,000	$—	$35,643	(8)	—	—	—	$300,643
Chief Technology Officer(7)

____________

(1)      Represents the amount recognized for financial statement reporting purposes in accordance with ASC 718.

(2)      Effective March 19, 2015, we entered into an amendment to Mr. Harrington’s executive employment agreement to, among other things, increase Mr. Harrington’s annual base salary to $265,000 per year. Effective October 6, 2016, we entered into an amendment to Mr. Harrington’s executive employment agreement to, among other things, increase Mr. Harrington’s annual base salary to $285,000 per year.

(3)      Represents a stock option representing the right to purchase 1,428 shares of our common stock at an exercise price of $7.00 per share that was granted to Mr. Harrington in March 2016 as part of his annual incentive bonus for fiscal year 2015.

(4)      Represents (i) a stock option representing the right to purchase 57,142 shares of our common stock at an exercise price of $2.80 per share that was granted to Mr. Harrington on October 13, 2015 in connection with his appointment as Chief Executive Officer and (ii) a stock option representing the right to purchase 28,571 shares of our common stock at an exercise price of $2.80 per share that was granted to Mr. Harrington on October 13, 2015 as consideration for Mr. Harrington agreeing to forfeit a stock option representing the right to purchase 28,571 shares of our common stock at an exercise price of $10.15 per share that was granted to Mr. Harrington on February 28, 2014.

(5)      Ms. Krandel was appointed as our Chief Financial Officer effective November 14, 2016. Prior to then, Ms. Krandel served as a member of our Board of Directors from March 3, 2016 to the closing of the Merger on October 7, 2016. Amounts reported in this table include compensation paid to Ms. Krandel for her service as our Chief Financial Officer from November 14, 2016 to December 31, 2016 and compensation paid to Ms. Krandel for her service as a member of our Board of Directors from March 3, 2016 to October 7, 2016.

(6)      Represents (i) a stock option to purchase 142,857 shares of our common stock at an exercise price equal to $4.55 per share that was awarded to Ms. Krandel on November 14, 2016 in connection with her appointment as our Chief Financial Officer and (ii) a stock option representing the right to purchase 2,857 shares of our common stock at an exercise price equal to $3.85 per share awarded to Ms. Krandel on March 3, 2016 in connection with her appointment as a member of our Board of Directors.

(7)      Mr. Sackowitz was appointed as our Chief Technology Officer on October 7, 2016 in connection with the closing of the Merger. Amounts reported in this table include (i) compensation paid to Mr. Sackowitz by AVM for his service as an officer of AVM from December 1, 2016 to October 7, 2016 and (ii) compensation paid to Mr. Sackowitz for his service as our Chief Technology Officer from October 7, 2016 to December 31, 2016.

(8)      Represents a stock option representing the right to purchase 15,677 shares of our common stock at an exercise price equal to $6.65 per share awarded to Mr. Sackowitz in exchange for an outstanding stock option to purchase shares of AVM common stock in connection with the Merger.

Narrative Disclosure Regarding Summary Compensation Table

Harrington Compensation. For 2016, Mr. Harrington received annual base compensation of $269,667 and a cash bonus of $50,000. For 2015, Mr. Harrington received annual compensation of $262,500 and a cash bonus of $25,000. In addition, as part of his annual incentive bonus for 2015, Mr. Harrington was awarded a stock option representing the right to purchase 1,428 shares of our common stock at an exercise price of $7.00 per share in March 2016.

In October 2015, we granted Mr. Harrington a stock option representing the right to purchase 57,142 shares of our common stock at an exercise price equal to $2.80 per share in connection with his appointment as our Chief Executive Officer. In addition, in October 2015, the Board of Directors entered into an option cancellation and release agreement with Mr. Harrington, pursuant to which we cancelled a stock option that was awarded to Mr. Harrington on February 28, 2014. The cancelled stock option represented the right to purchase 28,571 shares of our common stock at an exercise price of $10.15 per share. As consideration for Mr. Harrington agreeing to forfeit the cancelled stock option, the Board of Directors awarded Mr. Harrington a replacement stock option representing the right to purchase 28,571 shares of our common stock at an exercise price equal to $2.80 per share. For additional information concerning the vesting and conditions of these stock options, see “— Outstanding Equity Awards at Fiscal Year End Table.”

Krandel Compensation. For 2016, Ms. Krandel received annual base compensation of $35,474 and did not receive a cash bonus. As a member of our Board of Directors from March 3, 2016 to October 7, 2016, Ms. Krandel was entitled to the pro rata portion of our annual compensation of $15,000 for independent members of the Board of Directors. Upon her appointment as our Chief Financial Officer on November 14, 2016, Ms. Krandel became entitled to receive an annual base salary of $200,000.

In November 2016, Ms. Krandel was awarded a stock option to purchase 142,857 shares of our common stock at an exercise price equal to $4.55 per share in connection with her appointment as our Chief Financial Officer. In addition, in March 2016, Ms. Krandel was awarded a stock option representing the right to purchase 2,857 shares of our common stock at an exercise price equal to $3.85 per share in connection with her appointment as a member of our Board of Directors. As described above, Ms. Krandel forfeited her stock option to purchase 2,857 shares of our common stock as a result of her resignation from our Board of Directors on October 7, 2016 in connection with the Merger. For additional information concerning the vesting and conditions of these stock options, see “— Outstanding Equity Awards at Fiscal Year End Table.”

Sackowitz Compensation. For 2016, Mr. Sackowitz received annual base compensation of $250,000 and a cash bonus of $15,000. Mr. Sackowitz was appointed as our Chief Technology Officer on October 7, 2016 in connection with the Merger and is entitled to receive an annual base salary of $250,000. $191,781 of the salary reported for Mr. Sackowitz represents amounts paid to Mr. Sackowitz by AVM for his service as an officer of AVM from January 1, 2016 through the closing of the Merger on October 7, 2016, and $58,219 of the salary reported for Mr. Sackowitz represents amounts paid to Mr. Sackowitz by the Company for his service as our Chief Technology Officer from October 7, 2016 through December 31, 2016.

In October 2016, as a result of the Merger, all of the outstanding stock options held by the former employees of AVM were exchanged for stock options to purchase shares of our common stock, as adjusted by the exchange ratio in the Merger. Accordingly, on October 7, 2016, we awarded Mr. Sackowitz a stock option representing the right to purchase 15,677 shares of our common stock at an exercise price equal to $6.65 per share. For additional information concerning the vesting and conditions of this stock option, see “— Outstanding Equity Awards at Fiscal Year End Table.”

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the total outstanding equity awards as of December 31, 2016 for each named executive officer.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alexander	03/03/2016	(1)	714	714	—	$7.00	03/03/2026	—	$—	—	—
Harrington	10/13/2015	(2)	28,571	28,571	—	$2.80	10/13/2025	—	$—	—	—
	10/13/2015	(3)	20,000	8,571	—	$2.80	10/13/2025	—	$—	—	—
	6/17/2014	(4)	714	—	—	$10.85	6/17/2024	—	$—	—	—
Judy Krandel	11/15/2016	(5)	—	142,857	—	$4.55	11/14/2026	—	$—	—	—
	03/03/2016	(6)	1,429	—	—	$3.85	03/02/2026	—	$—	—	—
Eric Sackowitz	10/07/2016	(7)	15,677	—	—	$6.65	08/01/2023	—	$—	—	—

____________

(1)      The shares of common stock underlying the stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

(2)      The shares of common stock underlying the stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

(3)      The shares of common stock underlying the replacement stock option vested twenty percent (20%) on the date of grant, twenty percent (20%) on February 28, 2016 and fifty percent (50%) of the then-unvested shares as of the date of the Merger vested upon the date of the Merger. The remaining fifty percent (50%) of unvested shares of common stock underlying the stock option as of the date of the Merger will vest on October 7, 2017 as long as Mr. Harrington is providing services to the Company on such date.

(4)      The shares of common stock underlying this stock option vested in full on the one-year anniversary of the date of grant.

(5)      The shares underlying this stock option will vest and become exercisable in four (4) equal installments, with the first tranche vesting on the earlier of (i) the six (6) month anniversary of the date of grant or (ii) the termination of Ms. Krandel’s employment without cause, and the remaining three tranches vesting on one (1) year intervals thereafter as long as Ms. Krandel is providing services to the Company on such date.

(6)      The shares underlying this stock option vested fifty percent (50%) upon the date of the Merger and the remaining fifty percent (50%) of shares of common stock underlying the stock option were forfeited as a result of Ms. Krandel’s resignation from her position as a director in connection with the Merger.

(7)      The shares of common stock underlying this stock option were vested in full as of the date of grant.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 about compensation plans under which shares of our common stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	541,678		$7.15	37,860	(2)(3)
Equity compensation plans not approved by security holders	31,432	(4)	$3.18	—
Total	573,110		$6.94	37,860

____________

(1)      This table excludes 264,286 shares of restricted common stock, which (i) are not to be issued upon the exercise of outstanding options, warrants or rights, (ii) have no exercise price and (iii) are not available for future issuance.

(2)      Represents shares of common stock available for issuance under the 2016 Plan, which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. As described below, no additional awards may be issued under the 2011 Plan (as defined below).

(3)      As of the Record Date, there were (i) 432,793 shares of common stock to be issued upon the exercise of outstanding stock options under the 2016 Plan and 875,644 shares of common stock remaining available for future issuances under the 2016 Plan (including shares underlying awards issued under the 2011 Plan (as defined below) that were forfeited or canceled and recycled into the 2016 Plan), (ii) 142,529 shares of common stock to be issued upon the exercise of outstanding stock options under the 2011 Plan.

(4)      Represents shares available or authorized for issuance under (i) the Equity Incentive Compensation Plan (as defined below), which permitted the issuance of incentive stock options and nonqualified stock options and (ii) various individual compensation arrangements that the Company has with current and former employees.

In December 2008, our Board of Directors approved the equity incentive compensation plan (the “Equity Incentive Compensation Plan”) and, in December 2010, terminated the plan as to all unallocated shares of common stock thereunder. The purpose of the Equity Incentive Compensation Plan was to provide an incentive to attract, retain and motivate employees, officers, directors, consultants and advisors with the ability to participate in our future performance. Under the Equity Incentive Compensation Plan, we were authorized to issue incentive stock options and nonqualified stock options. The Equity Incentive Compensation Plan was administered by our Board of Directors. All options previously granted under the Equity Incentive Compensation Plan remained in full force and effect following the plan’s termination.

In May 2011, our Board of Directors adopted the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”). In October 2011, our Board of Directors amended and restated the 2011 Plan and adopted the 2011 Amended Plan to allow for the issuance of incentive stock option awards by adopting the 2011 Amended Plan. The 2011 Amended Plan was adopted to attract and retain the services of key employees, key contractors and outside directors. The 2011 Amended Plan provided for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. The 2011 Amended Plan was administered by our Board of Directors and was replaced by the 2016 Plan.

In March 2016, our Board of Directors adopted the 2016 Plan, which was approved by our stockholders in May 2016. The 2016 Plan was adopted to attract and retain the services of key employees, key contractors and outside directors. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. The 2016 Plan is administered by the compensation committee of our Board of Directors. At the time the 2016 Plan was adopted, the maximum number of shares of common stock that could be delivered pursuant to awards under the 2016 Plan was 428,572 shares, subject to certain adjustments provided in the 2016 Plan and further subject to increase to the extent any awards under the 2011 Plan that were outstanding on the effective date of the 2016 Plan are forfeited, expire, canceled or settled in cash, in which case the shares subject to such award may be awarded under the 2016 Plan. If the 2016 Plan Amendment is approved by our stockholders, the total number of shares that may be issued pursuant to awards under the 2016 Plan will be increased to 1,300,000 (subject to adjustment and increase as described above).

PROPOSAL 2: THE APPROVAL OF THE FIRST AMENDMENT TO SNAP INTERACTIVE, INC.
2016 LONG-TERM INCENTIVE PLAN AND THE REAPPROVAL OF THE
2016 PLAN’S PERFORMANCE GOALS

Our Board of Directors is seeking the approval of our stockholders of the 2016 Plan Amendment, which was adopted by our Board of Directors on April 10, 2017, subject to stockholder approval. The 2016 Plan was originally adopted by our Board of Directors on March 28, 2016, and subsequently approved by our stockholders at our Annual Meeting of Stockholders held on May 16, 2016.

Under the 2016 Plan, we initially reserved a total of 15,000,000 shares of our common stock for issuance pursuant to awards. We subsequently effected the Reverse Stock Split on January 5, 2017, after which, and in accordance with the terms of the 2016 Plan, the number of shares of common stock reserved for issuance under the 2016 Plan was reduced to 428,572 shares. The 2016 Plan Amendment increases the number of shares of our common stock available for issuance pursuant to awards under the 2016 Plan by 871,428 shares, for a total of 1,300,000 shares of our common stock (subject to increase by “Prior Plan Awards” (defined below)). As described under “— New Plan Benefits” below, if the 2016 Plan Amendment is approved by our stockholders, 174,000 of the additional 871,428 shares issuable under the 2016 Plan Amendment would be reserved for issuance upon the exercise of stock options that were awarded to Alexander Harrington and Jason Katz on April 13, 2017.

We believe that operation of the 2016 Plan is important in attracting and retaining the services of key employees, key contractors, and outside directors of the Company and our subsidiaries in a competitive labor market, which is essential to our long-term growth and success. It is the judgment of our Board of Directors that the 2016 Plan Amendment is in the best interests of the Company and its stockholders.

In addition to requesting stockholder approval of the 2016 Plan Amendment, we are also requesting that our stockholders reapprove the material terms of the performance goals contained in the 2016 Plan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed under “Description of the 2016 Plan — Performance Awards” and “—Performance Goals” below. For purposes of Section 162(m) of the Code, the material terms of the performance goals for awards granted under the 2016 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal 2, and stockholder approval of this Proposal 2 constitutes reapproval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals.

Summary of the 2016 Plan Amendment

Our Board of Directors adopted the 2016 Plan Amendment on April 10, 2017, subject to stockholder approval, to increase the number of shares of our common stock available for issuance pursuant to awards under the 2016 Plan by 871,428 shares, for a total of 1,300,000 shares of our common stock (subject to increase by “Prior Plan Awards” (defined below)). 174,000 of the additional 871,428 shares issuable under the 2016 Plan Amendment would be reserved for issuance upon the exercise of stock options that were awarded to Messrs. Harrington and Katz on April 13, 2017.

Description of the 2016 Plan

The following is a brief description of certain key provisions of the 2016 Plan, as amended by the 2016 Plan Amendment. A copy of the 2016 Plan Amendment is included as Appendix A to this Proxy Statement. The following description is qualified in its entirety by reference to the 2016 Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 16, 2016.

Purpose. The purpose of the 2016 Plan is to enable the Company to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors of the Company and our subsidiaries. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock (for purposes of this proposal, a reference to common stock shall mean our common stock, par value $0.001 per share), or a combination of cash and shares of common stock. The 2016 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our employees, contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

Effective Date and Expiration. The 2016 Plan was adopted by our Board of Directors on March 28, 2016, and was subsequently approved by our stockholders at our Annual Meeting of Stockholders held on May 16, 2016 (with such date of stockholder approval being referred to herein as, the “Effective Date”), and will terminate on the tenth anniversary of the Effective Date. No awards may be made under the 2016 Plan after the plan’s expiration date, but awards made prior to its expiration date may extend beyond that date.

Share Authorization. Subject to certain adjustments as provided in the 2016 Plan and further subject to increase by “Prior Plan Awards” (defined below), the maximum number of shares of our common stock that may currently be delivered pursuant to awards under the 2016 Plan is 428,572 shares, of which 100% may be delivered pursuant to incentive stock options. If the 2016 Plan Amendment is approved by our stockholders, the total number of shares that may be issued pursuant to awards will be increased to 1,300,000 shares. Subject to certain adjustments, the maximum number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to any officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 or a “covered employee” as defined in Section 162(m)(3) of the Code during any calendar year is 200,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the 2016 Plan and we intend to comply with Section 162(m) of the Code, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $5,000,000 (based on the fair market value of the shares of common stock at the time of the grant of the performance-based award).

“Prior Plan Awards” are awards that were granted under the 2011 Plan (i) that were outstanding on the Effective Date and that, on or after the Effective Date, are forfeited, expire, or are canceled and (ii) any shares subject to awards relating to our common stock under the 2011 Plan that, on or after the Effective Date, are settled in cash. The 2016 Plan replaced the 2011 Plan, which was terminated effective as of stockholder approval of the 2016 Plan on the Effective Date. Consequently, no awards could be made under the 2011 Plan after the Effective Date; however, any awards issued under the 2011 Plan prior to that date will remain outstanding, subject to the terms and conditions of the 2011 Plan and the applicable award agreement.

Shares to be issued may be made available from authorized but unissued shares of common stock, shares held by the Company in its treasury, or shares purchased by the Company on the open market or otherwise. During the term of the 2016 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2016 Plan. If an award under the 2016 Plan or a Prior Plan Award is forfeited, expires, or is canceled, in whole or in part, then the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2016 Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price for the exercise of a stock option granted under the 2016 Plan, the number of shares available for future awards under the 2016 Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2016 Plan only during the period of time that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2016 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to the Company; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant of incentive stock options under the 2016 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board of Directors (which we refer to in this Proposal 2 as the “Committee”). At any time there is no Committee to administer the 2016 Plan, any reference to the Committee is a reference to our Board of Directors. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2016 Plan and award agreements granted thereunder; prescribe, amend, and rescind any rules and regulations relating to the 2016 Plan; establish performance goals for an award and certify the extent of such goals’ achievement; and make any other determinations or certifications, and take any such other actions, that it believes necessary or advisable for the administration of the 2016 Plan. To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the 2016 Plan as the Committee determines is necessary or appropriate for such purposes. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2016 Plan.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company and its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2016 Plan. As of April 10, 2017, there were approximately 59 employees, 6 contractors and 4 outside directors who would be eligible for awards under the 2016 Plan.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding ten years, or in the case of an ISO granted to an employee who owns or is deemed to own 10% or more of the combined voting power of all classes of our stock (or any parent or subsidiary), a term exceeding five years.

Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from the Company within six months prior to the exercise date; (iii) by delivering to us or our designated agent (including by FAX or electronic transmission) an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions that may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and/or (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the 2016 Plan, or tandem SARs. SARs entitle a participant to receive an amount, in cash and/or common stock, equal to the excess of the fair market value of a share of common stock on the date of exercise (or, as provided in an award agreement, converted) over the fair market value of a share of common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding ten years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, assigned, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions and conditions. The value of restricted stock units may be paid in cash, shares of common stock, or a combination of both, as determined by the Committee.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive credits based on the cash dividends that would have been paid on the shares of common stock specified in the award if such shares were held by the participant to whom the award was made. The terms and conditions of the dividend equivalent right shall be specified by the grant, provided that the terms and conditions shall comply with Section 409A of the Code, if applicable. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares (which thereafter may accrue additional dividend equivalents). Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof, in a single payment or in installments.

Performance Awards. The Committee may grant performance awards payable in cash, shares of common stock, other consideration, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values, so long as such provisions are not inconsistent with the terms of the 2016 Plan and, to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. To the extent we determine that Section 162(m) of the Code shall apply to a performance award granted under the 2016 Plan, it is our intent that the performance awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Further, if complying with Section 162(m) of the Code, no participant may receive performance awards in any calendar year which have an aggregate value of more than $5,000,000, and if such awards involve the issuance of common stock, the aggregate value shall be based on the fair market value of such shares on the date of grant of such awards. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards. However, the Committee may not, in any event, increase the amount of compensation payable to an individual upon the attainment of a performance goal intended to satisfy the requirements of Section 162(m) of the Code. With respect to a performance award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Performance Goals. Awards of restricted stock, restricted stock units, performance awards, and other awards (whether relating to cash or shares of common stock) under the 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more, or any combination of, the following criteria (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders. Any Performance Criteria may be used to measure our performance as a whole or any business unit of the Company and may be measured relative to a peer Company or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

Other Awards. The Committee may grant other forms of awards based upon, payable in, or otherwise related to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2016 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Vesting, Forfeiture, Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2016 Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the 2016 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of a nonqualified stock option or SAR to (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the participant and/or Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock option or SAR is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2016 Plan; (iv) the option price of each outstanding award; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2016 Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2016 Plan to the end that the same proportion of our issued and outstanding shares common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2016 Plan or any stock option to violate Sections 422 or 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Amendment or Discontinuance of the 2016 Plan. The Board of Directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2016 Plan in whole or in part, except that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which our common stock is listed or traded, or (ii) in order for the 2016 Plan and incentives awarded under the 2016 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote thereon. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2016 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2016 Plan, the holder of any award outstanding under the 2016 Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the 2016 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance of the 2016 Plan shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2016 Plan without the consent of the affected participant.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2016 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares. If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2016 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to the registration of the shares in the participant’s name or, if requested by the participant in writing in accordance with the terms of the 2016 Plan, to the delivery of any certificate for shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Such payment may be made by (i) the delivery of cash to the company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the company; (ii) if the company, in its sole discretion, so consents in writing, the actual delivery by you to the company of shares of common stock, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the company; (iii) if the company, in its sole discretion, so consents in writing, the company’s withholding of a number of shares to be delivered upon the exercise of a stock option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding obligations of the company; or (iv) any combination of (i), (ii), or (iii). Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that we determine that Section 162(m) of the Code will apply to any awards granted pursuant to the 2016 Plan, we intend that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2016 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

New Plan Benefits

With respect to the increased number of shares reserved under the 2016 Plan pursuant to the 2016 Plan Amendment, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2016 Plan because the grant of awards and the terms of such awards are to be determined in the sole discretion of the Committee. However, on April 13, 2017, the Committee awarded the following stock options to Messrs. Harrington and Katz, subject to the approval by our stockholders of the 2016 Plan Amendment:

Name and Position	Shares Underlying Stock Option Award(s) (#)		Value of Stock Option Award(s) ($)
Alexander Harrington	104,000	(1)	324,209
Chief Executive Officer
Jason Katz	70,000	(2)	218,679
Chairman of the Board, President and Chief Operating Officer
Judy Krandel	—		—
Chief Financial Officer
Eric Sackowitz	—		—
Chief Technology Officer
Arash Vakil	—		—
Chief Product Officer
All executive officers as a group	174,000		542,888
All non-employee directors as a group	—		—
All employees other than executive officers as a group	—		—

____________

(1)      Represents (i) a stock option representing the right to purchase 80,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting 25% on the six month anniversary of the date of grant and the remaining three tranches vesting on each of the first, second and third anniversaries of the first vesting date, provided that Mr. Harrington is providing services to the Company on such dates, and (ii) a stock option representing the right to purchase 24,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting based on the Company’s Annual Revenues equaling or exceeding the following thresholds at any time within the four-year period commencing on the date of grant, in each case provided that Mr. Harrington is providing services to the Company on such dates: (a) $40 million – 8,000 shares vest, (b) $60 million – 8,000 shares vest and (c) $100 million – 8,000 shares vest.

(2)      Represents a stock option representing the right to purchase 70,000 shares of common stock at an exercise price equal to $3.63 per share, with the shares underlying this stock option vesting (i) 25% if, at any time within the four-year period commencing on the date of grant, the Company achieves earnings before interest, tax, depreciation, and amortization for a fiscal year of at least $4 million and (ii) 75% if, at any time within the four-year period commencing on the date of grant, the Company’s Annual Revenues equal or exceed the following thresholds: (a) $60 million – 26,250 shares vest and (b) $100 million – 26,250 shares vest; provided, that in each case, Mr. Katz is providing services to the Company on such dates.

To the extent that we do not obtain stockholder approval of the 2016 Plan Amendment, the stock options awarded to Messrs. Harrington and Katz will be deemed to have been granted outside of the 2016 Plan.

Vote Required

The approval of the 2016 Plan Amendment requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting. The members of our Board of Directors are eligible for awards under the 2016 Plan and thus have a personal interest in approval of the 2016 Plan Amendment.

The Board of Directors recommends that you vote “FOR” the approval of the 2016 Plan Amendment and the reapproval of the 2016 Plan’s performance goals.

PROPOSAL 3: THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF
COMMON STOCK AUTHORIZED FOR ISSUANCE

Our Board of Directors has approved, and recommends that our stockholders approve, an amendment to our Certificate of Incorporation, as amended, to increase the total number of shares of common stock authorized for issuance to 25,000,000. On April 10, 2017, our Board of Directors approved the form of amendment to our Certificate of Incorporation, subject to the approval by our stockholders.

Our Certificate of Incorporation, as amended, currently provides that we are authorized to issue 14,285,715 shares of common stock and 10,000,000 shares of preferred stock. The proposed amendment, if approved, would amend Article Fourth of the Certificate of Incorporation to provide that we are authorized to issue 25,000,000 shares of common stock. It is the judgment of our Board of Directors that the proposed amendment is in the best interest of the Company and its stockholders. The full text of the form of amendment to our Certificate of Incorporation is included as Appendix B.

Reasons for the Amendment

As of April 10, 2017, 6,451,151 shares of our common stock were issued and outstanding. If the 2016 Plan Amendment is approved by our stockholders, we will be required to reserve an additional 871,428 authorized but unissued shares of common stock for issuance pursuant to awards granted under the 2016 Plan. In addition, we currently have approximately 780,754 shares of our common stock issuable upon the exercise of outstanding stock options, including the stock options awarded on April 13, 2017 described under “Proposal 2 — New Plan Benefits.”

The Board of Directors is recommending an amendment to the Certificate of Incorporation to increase the total number of shares of our common stock authorized for issuance in order to maintain sufficient authorized but unissued and unreserved shares to (i) issue upon the conversion or exercise of our derivative securities, (ii) finance the development and operation of our business and (iii) meet other valid business needs as they arise. Such business needs may include equity or debt financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by our Board of Directors in the future. However, as of the mailing date of these proxy materials, we have no immediate plans to issue these additional shares of common stock, whether to raise additional capital, to acquire additional businesses or assets, or otherwise, except that we plan to reserve 871,428 shares for issuance pursuant to the 2016 Plan if the 2016 Plan Amendment is approved by our stockholders.

If the proposed amendment is approved, the additional shares will be available for issuance from time to time in the discretion of our Board of Directors without further authorization or vote of our stockholders unless such authorization is required by Delaware law or any securities exchange on which shares of our common stock are then listed. The terms of any additional shares of common stock issued pursuant to the amendment, if approved, would be identical to those of our currently outstanding shares of common stock. Other than the increase in the number of shares of common stock that we would be authorized to issue, the proposed amendment is not intended to modify the rights of our stockholders in any material respect.

Anti-Takeover Effects of the Proposed Amendment

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions in an effort to dilute the ownership of the person attempting to obtain control. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of our outstanding shares of common stock. However, the proposed amendment is not being recommended in response to any current effort of which we are aware to obtain control of the Company, and because our affiliates hold a majority of the outstanding shares of our common stock, such an effort would be unlikely to succeed even if the proposed amendment was not adopted.

Vote Required

The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock.

PROPOSAL 4: THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP has served as the Company’s independent registered public accounting firm since April 24, 2015. Previously, Ernst & Young LLP served as the Company’s independent registered public accounting firm from September 11, 2012 to April 24, 2015.

We expect that one or more representatives of Marcum LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors has selected Marcum LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board of Directors is asking stockholders to ratify the appointment of Marcum LLP. If our stockholders do not ratify the appointment of Marcum LLP at the Annual Meeting, the Board of Directors may consider other accounting firms for the fiscal year ending December 31, 2017. The Board of Directors will be under no obligation, however, to appoint a new independent registered public accounting firm.

Change of Independent Registered Public Accounting Firm

As reported in our Current Report on Form 8-K filed with the SEC on April 30, 2015, our Board of Directors approved the engagement of Marcum LLP as our independent registered public accounting firm for the year ended December 31, 2015 and dismissed Ernst & Young LLP as our independent registered public accounting firm, in each case effective as of April 24, 2015.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in its reports with respect to the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that for each of the years ended December 31, 2013 and 2014, the Company did not maintain effective internal control over financial reporting because of the effect of the following material weakness: the Company did not have an independent audit committee in place, which would have provided oversight of the Company’s officers, operations and financial reporting function.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, neither the Company nor anyone on its behalf consulted with Marcum LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, audit or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2014 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Vote Required

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of
Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Marcum LLP has served as the Company’s independent registered public accounting firm since April 24, 2015. Previously, Ernst & Young LLP served as the Company’s independent registered public accounting firm from September 11, 2012 to April 24, 2015.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the aggregate fees billed to us by Marcum LLP for professional services rendered in 2016 and 2015:

	2016		2015
Audit Fees	$268,500	(1)	$172,500
Audit-Related Fees	46,000		—
Tax Fees	33,725		28,500
All Other Fees	—		—
Total Fees	$348,225		$201,000

____________

(1)      Includes audit fees incurred by the Company for services rendered during 2016, as well as audit fees incurred by AVM in connection with the Merger. Audit fees incurred by the Company prior to the Merger were approximately $150,450.

Audit Fees. Audit fees for 2016 and 2015 consisted of fees related to the audit and review of our consolidated financial statements, review of our interim consolidated financial statements, review of certain financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including consents related to registration statements. We incurred audit fees of $268,500 and $172,500 for 2016 and 2015, respectively.

Audit-Related Fees. We incurred fees of $46,000 and $0 related to the review of, and issuance of consents related to, registration statements for 2016 and 2015, respectively.

Tax Fees. We incurred tax fees of $33,725 and $28,500 related to tax compliance, general tax advice, tax planning and tax audit support services for 2016 and 2015, respectively.

All Other Fees. There were no other service fees for 2016 or 2015.

Approval of Independent Registered Public Accounting Firm Services and Fees

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our audit committee or (ii) entered into pursuant to pre-approval policies and procedures established by the audit committee; provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We established an audit committee on February 2, 2017 that is responsible for pre-approving all services provided by our independent registered public accounting firm. Prior to such time, our Board of Directors was responsible for pre-approving such services. All of the above services and fees for 2016 and 2015 were pre-approved by our Board of Directors.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Proxy Statement, except to the extent any information is superseded by this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2016, along with financial statements and related notes thereto (the “Form 10-K”), which was filed with the SEC on March 28, 2017 and contains important information about the Company, is hereby incorporated by reference into this Proxy Statement. A copy of the Form 10-K is included within the Annual Report delivered with this Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to the rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the Chief Executive Officer of Snap Interactive, Inc. at 122 East 42nd Street, New York, New York 10168. The proposal must be received no later than December 29, 2017.

Stockholders wishing to submit proposals to be presented directly at our next annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. To be timely in connection with our next annual meeting, a stockholder proposal concerning business other than director nominations must be received by the Company at its principal executive offices between January 15, 2018 and February 14, 2018. To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations must be received by the Company at its principal executive offices between January 15, 2018 and February 14, 2018. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-Laws.

A copy of the Company’s 2016 Annual Report on Form 10-K (and any exhibits thereto) is available without charge upon written request to Snap Interactive, Inc., Attention: Wilmary Soto-Guignet, Financial Reporting, 122 East 42nd Street, New York, New York 10168.

APPENDIX A

First Amendment to Snap Interactive, Inc. 2016 Long-Term Incentive Plan

The First Amendment to Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Snap Interactive, Inc., a Delaware corporation (the “Company”), on April 10, 2017 (the “Board Approval Date”), subject to approval by the Company’s stockholders (the date the stockholder’s approve the Plan referred to herein as the “Effective Date”).

FIRST AMENDMENT TO
SNAP INTERACTIVE, INC. 2016 LONG-TERM INCENTIVE PLAN

This FIRST AMENDMENT TO SNAP INTERACTIVE, INC. 2016 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of April 10, 2017, is made and entered into by Snap Interactive, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Company sponsors and maintains the Snap Interactive, Inc. 2016 Long-Term Incentive Plan (the “Plan”) in order to attract and retain the services of key employees, key contractors, and outside directors of the Company and its subsidiaries;

WHEREAS, the Company originally reserved fifteen million (15,000,000) shares of Common Stock for issuance under the Plan, subject to adjustment and increase as provided under the terms of the Plan;

WHEREAS, the Company subsequently approved a 1-for-35 reverse stock split of the Company’s Common Stock, effective as of January 5, 2017, after which, and in accordance with Article 11 of the Plan, the number of shares of Common Stock reserved for issuance under the Plan was reduced to four hundred thousand five hundred seventy-two (428,572) shares of Common Stock;

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock that may be delivered pursuant to Awards under the Plan by an additional eight hundred seventy-one thousand four hundred twenty-eight (871,428) shares, for an aggregate maximum total of one million three hundred thousand (1,300,000) shares available under the Plan.

NOW, THEREFORE, in accordance with Article 9 of the Plan, and subject to the approval of the Company’s stockholders, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.       Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1     Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12 and subject to increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is one million three hundred thousand (1,300,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is two hundred thousand (200,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2.       Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

SNAP INTERACTIVE, INC.

By:
Name:	Alexander Harrington
Title:	Chief Executive Officer

A copy of this Plan shall be kept on file in the principal office of the Company in New York, New York.

***************

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SNAP INTERACTIVE, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Snap Interactive, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify that:

1.       The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation, as amended, to increase the total number of shares of common stock authorized for issuance to twenty-five million (25,000,000), (ii) declaring such amendment to be advisable and (iii) directing that the appropriate officers of the Corporation solicit the approval of the Corporation’s stockholders for such amendments at an annual meeting of stockholders.

2.       Upon this Certificate of Amendment becoming effective, the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is twenty-five million (25,000,000) shares of common stock, par value $0.001, and ten million (10,000,000) shares of preferred stock, par value $0.001.

3.       This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.       This Certificate of Amendment has been duly approved by the holders of the requisite number of shares of capital stock of the Corporation, in accordance with the applicable provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Certificate of Incorporation.

5.       This Certificate of Amendment shall become effective when it is filed with the Secretary of State of the State of Delaware.

[ Remainder of Page Intentionally Left Blank ]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this   th day of   2017.

SNAP INTERACTIVE, INC.,
a Delaware corporation
By:
Alexander Harrington
Chief Executive Officer

***************

B-2

FORM OF PROXY
SNAP INTERACTIVE, INC.
122 East 42nd Street
New York, New York 10168
(212) 594-5050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2017

The undersigned hereby appoints Alexander Harrington, Judy Krandel, Jason Katz and Wilmary Soto-Guignet, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all the shares of common stock of Snap Interactive, Inc. (the “Company”), held of record by the undersigned on April 10, 2017, at the Annual Meeting of Stockholders to be held on May 25, 2017 at 9:00 a.m. Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, and all adjournment(s) and postponement(s) thereof, and hereby revokes all previously executed proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017:

Our Proxy Statement and 2016 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

INSTRUCTIONS: PLEASE INDICATE A SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW:

1.	ELECTION OF DIRECTORS (to serve until 2018).
	Yoram “Rami” Abada	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	Alexander Harrington	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	Jason Katz	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	Lance Laifer	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	Clifford Lerner	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	Michael Levit	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

	John Silberstein	☐	FOR the nominee
		☐	WITHHOLD AUTHORITY for the nominee

2.	APPROVAL OF THE FIRST AMENDMENT TO SNAP INTERACTIVE, INC. 2016 LONG-TERM INCENTIVE PLAN AND REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE 2016 LONG-TERM INCENTIVE PLAN.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE READ, COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE-PAID ENVELOPE.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: __________________________, 2017

Signature

Signature (if held jointly)

____________________________________________________________________________________